                                                                     EXHIBIT 4.3

                                                               EXECUTION VERSION


                                CREDIT AGREEMENT


                          DATED AS OF FEBRUARY 18, 2003


                                      AMONG


          INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD.
                                       AND
                     ACADEMIE INTERNATIONALE DU DESIGN INC./
                      INTERNATIONAL ACADEMY OF DESIGN INC.
                                       AND
                            SOFTTRAIN INSTITUTE INC.
                                       AND
                         RETTER BUSINESS COLLEGE CORP.,
                                  AS BORROWERS

           BANK OF AMERICA, N.A., ACTING THROUGH ITS CANADIAN BRANCH,
                        AS CANADIAN ADMINISTRATIVE AGENT,


                                       AND


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS

1.01      Certain Defined Terms........................................................5
1.02      Other Interpretive Provisions...............................................18
1.03      Accounting Terms............................................................19
1.04      Obligations of the Borrowers................................................19

                                 ARTICLE II
                                 THE CREDIT

2.01      Amounts and Terms of Commitments............................................19
2.02      Loan Accounts...............................................................20
2.03      Procedure for Borrowing.....................................................20
2.04      Conversion and Continuation Elections.......................................21
2.05      Optional Prepayments........................................................22
2.05      Voluntary Termination.......................................................22
2.07      Repayment and Maturity Date.................................................23
2.08      Interest....................................................................23
2.09      Fees........................................................................23
2.10      Computation of Fees and Interest............................................24
2.11      Payments by a Borrower......................................................24
2.12      Payments by the Banks to the Canadian Administrative Agent..................25
2.13      Sharing of Payments, Etc....................................................26
2.14      Security and Guarantee......................................................26
2.15      Mandatory Prepayment........................................................27
2.15      Notice Under the Income Tax Act (Canada)....................................27

                                 ARTICLE III
                   TAXES, YIELD PROTECTION AND ILLEGALITY

3.01      Taxes.......................................................................27
3.02      Illegality..................................................................28
3.03      Increased Costs and Reduction of Return.....................................29
3.04      Funding Losses..............................................................29
3.05      Inability to Determine Rates................................................30
3.06      Certificates of Banks.......................................................30
3.07      Survival....................................................................30

                                 ARTICLE IV
                            CONDITIONS PRECEDENT

4.01      Conditions of Initial Loans.................................................31

4.02      Conditions to All Borrowings................................................33

                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

5.01      Representations and Warranties Incorporated by Reference....................33
5.02      Additional Representations and Warranties...................................34

                         ARTICLE VI AND ARTICLE VII
                     AFFIRMATIVE AND NEGATIVE COVENANTS

6.01      Covenants Incorporated by Reference.........................................35
6.02      Replacement of Negative Covenant............................................37
6.03      Definitional Changes........................................................37
6.04      Additional Covenants........................................................37

                                ARTICLE VIII
                              EVENTS OF DEFAULT

8.01      Event of Default............................................................38
8.02      Remedies....................................................................40
8.03      Rights Not Exclusive........................................................40

                                 ARTICLE IX
                      THE CANADIAN ADMINISTRATIVE AGENT

9.01      Appointment and Authorization...............................................40
9.02      Delegation of Duties........................................................41
9.03      Liability of Canadian Administrative Agent..................................41
9.04      Reliance by Canadian Administrative Agent...................................41
9.05      Notice of Default...........................................................42
9.06      Credit Decision.............................................................42
9.07      Indemnification of Canadian Administrative Agent............................43
9.08      Canadian Administrative Agent in Individual Capacity........................43
9.09      Successor Canadian Administrative Agent.....................................44
9.10      Withholding Tax.............................................................44
9.11      Canadian Administrative Agent May File Proofs of Claim......................45

                                  ARTICLE X
                                MISCELLANEOUS

10.01     Amendments and Waivers......................................................45
10.02     Notices.....................................................................46
10.03     No Waiver; Cumulative Remedies..............................................47
10.04     Costs and Expenses..........................................................47
10.05     Borrower Indemnification....................................................48
10.06     Marshalling; Payments Set Aside.............................................49
10.07     Successors and Assigns......................................................50

10.07     Assignments, Participations, etc............................................50
10.07     Confidentiality.............................................................52
10.10     Set-off.....................................................................53
10.11     Notification of Addresses, Lending Offices, Etc.............................53
10.12     Counterparts................................................................53
10.14     Survival of Representations and Warranties..................................53
10.14     Severability................................................................54
10.14     Taxes.......................................................................54
10.16     No Third Parties Benefited..................................................54
10.17     Governing Law and Jurisdiction..............................................54
10.17     Waiver of Jury Trial........................................................55
10.19     Entire Agreement............................................................55
10.20     English Language............................................................55

                                    SCHEDULES

Schedule 2.01       Commitments
Schedule 5.06       Litigation
Schedule 5.09       Environmental Matters
Schedule 5.13       Subsidiaries and Minority Interests
Schedule 5.17       Intellectual Property Matters
Schedule 7.01(b)    Existing Liens
Schedule 7.01(e)    Additional Permitted Liens
Schedule 7.03       Existing Indebtedness
Schedule 10.02      Addresses for Notices

                                    EXHIBITS

Exhibit A           Form of Notice of Borrowing/Conversion or Continuation
Exhibit B           Form of Compliance Certificate
Exhibit C           Form of Assignment and Assumption

                                CREDIT AGREEMENT

      This CREDIT AGREEMENT is entered into as of February 18, 2003, among INTERNATIONAL ACADEMY OF MERCHANDISING & DESIGN (CANADA) LTD., ACADEMIE INTERNATIONALE DU DESIGN INC./INTERNATIONAL ACADEMY OF DESIGN INC., SOFTTRAIN INSTITUTE INC. and RETTER BUSINESS COLLEGE CORP. (each a "Borrower" and collectively, the "Borrowers"), as borrowers, the several financial institutions from time to time party to this Agreement (each a "Bank" and collectively, the "Banks"), as lenders, and Bank of America, N.A. acting through its Canadian Branch (the "Canadian Administrative Agent"), as Canadian administrative agent for the Banks.

      WHEREAS the ultimate parent of the Borrowers, Career Education Corporation, has entered into a credit agreement dated as of December 19, 2002 (such credit agreement as the same may be amended or modified being hereinafter referred to as the "US Credit Agreement") among Career Education Corporation, as borrower, Bank of America, N.A., as Administrative Agent, swing line lender and an L/C issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager and the other lenders party thereto;

      AND WHEREAS the Borrowers require credit facilities to support their working capital requirements;

      AND WHEREAS the Banks desire to provide credit facilities to the Borrowers and to have the Canadian Administrative Agent act on their behalf with respect to certain matters associated with such credit facilities and certain of their rights and obligations as set forth herein;

      AND WHEREAS the parties are entering into this Agreement to provide for the terms of such credit facilities;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.01  CERTAIN DEFINED TERMS.  The following terms have the following meanings:

      "ACCREDITING BODY" means, with respect to any Borrower, any entity or organization, whether governmental, government-chartered, inter-governmental, private or quasi-private, which engages in granting or withholding licensing, accreditation or similar approval for such Borrower, in accordance with standards relating to the performance, operation, financial condition and/or academic standing of private post-secondary schools.

      "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any line or segment of business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that (i) a Borrower or a Subsidiary is the surviving entity or (ii) after giving effect to such merger or consolidation, such other Person has become a Subsidiary of the Borrower; provided, further that no acquisition described in clauses (a) or (b) above shall constitute an Acquisition unless the total consideration (including cash, assumed Indebtedness and equity) paid in respect thereof exceeds US$1,000,000; and provided further that in no event shall the formation or establishment of a Subsidiary or the capitalization of or transfer to such Subsidiary of any existing assets or business of the Borrower or any Subsidiary constitute an Acquisition.

      "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "AGENT-RELATED PERSONS" means Bank of America or the Canadian Administrative Agent, as the case may be, together with their respective Affiliates and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

      "AGENT'S PAYMENT OFFICE" means the address for payments, borrowings and conversions set forth on Schedule 10.02 or such other address as the Canadian Administrative Agent may from time to time specify.

      "AGREEMENT" means this Credit Agreement and all Schedules attached hereto.

      "APPLICABLE MARGIN" for Loans means

      Pricing     Consolidated Leverage          Eurocurrency Rate     Prime Rate     Commitment
      Level       Ratio                          Loans                 Loans          Fee
      --------------------------------------------------------------------------------------------
      1           less than 0.5                  75.0 bps.             0 bps.         20 bps.
      --------------------------------------------------------------------------------------------
      2           greater than or equal to       87.5 bps.             0 bps.         20 bps.
                  0.5 and less than 1.0
      --------------------------------------------------------------------------------------------
      3           greater than or equal to       100.0 bps.            0 bps.         25 bps.
                  1.0 and less than 1.5
      --------------------------------------------------------------------------------------------
      4           greater than or equal to       125.0 bps.            25 bps.        30 bps.
                  1.5 and less than 2.0
      --------------------------------------------------------------------------------------------
      5           greater than or equal to 2.0   150.0 bps.            50 bps.        35 bps.
      --------------------------------------------------------------------------------------------

Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day following the date a Compliance Certificate is delivered; provided, however, that if a Compliance Certificate is not delivered when due, then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day after the delivery of a Compliance Certificate demonstrating that a different Pricing Level is required. The Applicable Margin in effect from the Closing Date through a redetermination of the Applicable Margin in accordance with the foregoing shall be determined based upon Pricing Level 2.

      "ASSIGNMENT AND ASSUMPTION" means each and any assignment and assumption agreement executed and delivered in the form of Exhibit C hereof.

      "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel and, without duplication, the reasonable allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

      "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "BANK OF AMERICA" means Bank of America, N.A., acting through its Canadian branch, and its successors.

      "BANKS" means the financial institutions from time to time party to this agreement.

      "BORROWERS" means the entities specified as borrowers in the introductory clause hereto.

      "BORROWING" means and includes the making of all Loans hereunder.

      "BORROWING DATE" means any date on which a Borrowing occurs under Section
2.03 or 2.04.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Toronto and, if such day relates to any Eurocurrency Rate Loan, means any such day on which dealings in Canadian Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "CDN.$" or "CANADIAN DOLLAR" each mean lawful money of Canada.

      "CANADIAN ADMINISTRATIVE AGENT" means Bank of America, N.A., acting through its Canadian branch, in its capacity as Canadian administrative agent for the Banks hereunder, as well as any successor agent arising under Section 9.09.

      "CANADIAN REFERENCE BANK" means the Canadian Administrative Agent or its successor which is a Bank.

      "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "CHANGE OF CONTROL" means, with respect to any Person, an event or series of events by which:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (United States of America), but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (United States of America), except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

      (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

      "CLOSING DATE" means February 18, 2003 or such other date as the parties hereto may agree.

      "CODE" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

      "COMMITMENT" has the meaning set forth in Section 2.01.

      "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT B.

      "CONSOLIDATED LEVERAGE RATIO" has the meaning specified in the US Credit Agreement.

      "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "GUARANTEE OBLIGATION"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered.

      "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      "CONVERSION/CONTINUATION DATE" means any date on which, under Section 2.04 a Borrower (a) converts Loans of one Type to another Type, or (b) continues Loans having Interest Periods expiring on such date as Loans of the same Type, but with a new Interest Period.

      "CREDIT" means the revolving credit facility of up to US$10 million established by the Banks in favour of the Borrowers.

      "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

      "ELIGIBLE ASSIGNEE" means (a) a bank, financial institution, finance company or commercial lender referred to in Schedule I or II of the Bank Act (Canada), or in Schedule III of the Bank Act (Canada) that is not subject to the requirements and restrictions of Section 524(2) of such Act and that, with respect to Loans to the Borrowers, is or is deemed to be resident in Canada for the purposes of Part XIII of the Income Tax Act (Canada) in respect of any amount paid to it under this Agreement; (b) a Bank signatory to this Agreement on the Closing Date or immediately before the date of any Assignment or Assumption; (c) an Affiliate of a Bank; and (d) any other Person (other than a natural person) approved by (i) the Canadian Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrowers (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include a Borrower or any of the Borrowers' Affiliates or Subsidiaries.

      "ENVIRONMENTAL LAWS" means all federal, state, provincial, local, and foreign statutes, laws, regulations, common law duties, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "EQUIVALENT AMOUNT" means, on any date, the amount of Canadian Dollars or US Dollars, as the case may be, which can be purchased with the specified amount of US Dollars or Canadian Dollars, as the case may be, at the applicable Exchange Rate on that date.

      "ESTIMATED REMEDIATION COSTS" means all costs associated with performing work to remedy contamination of (i) real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality; and (ii) air or air emissions.

      "EUROCURRENCY RATE" means, for any Eurocurrency Period the sum of:

(a)      either

      (i) the rate per annum equal to the rate determined by the Canadian Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such Eurocurrency Period) with a term equivalent to such Eurocurrency Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Period, or

      (ii) if the rate referenced in the preceding clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Canadian Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Canadian Dollars (for delivery on the first day of such Eurocurrency Period) with a term equivalent to such Eurocurrency Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurocurrency Period, or

      (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Canadian Administrative Agent as the rate of interest at which deposits in Canadian Dollars for delivery on the first day of such Eurocurrency Period in same day funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Eurocurrency Period would be offered by Bank of America, N.A.'s London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Eurocurrency Period; and

(b)   the Applicable Margin.

      "EUROCURRENCY RATE LOAN" means an advance in Canadian Dollars bearing interest based on the Eurocurrency Rate.

      "EUROCURRENCY PERIOD" means the 1, 2, 3 or 6 month period selected by a Borrower for a Eurocurrency Rate Loan.

      "EVENT OF DEFAULT" means any of the events or circumstances specified in
Section 8.01.

      "EVENT OF LOSS" means, with respect to any property, any of the following:
(a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

      "EXCHANGE RATE" means on any date, for any conversion of US Dollars into Canadian Dollars, or vice versa, the applicable spot buying rate of Canadian Dollars or US Dollars, as the case may be, reported by the Bank of Canada at its daily official noon (Toronto time) spot rate of exchange on such date if it is a Business Day or on the immediately preceding Business Day if such day is not a Business Day.

      "FEE LETTERS" means the separate letter agreements, if any, between the Borrowers and/or the Guarantor, the Canadian Administrative Agent (or its agent) and/or the Banks relating to fees payable by the Borrowers and/or the Guarantor.

      "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

      "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as published in the handbook of the Canadian Institute of Chartered Accountants.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any provincial, state, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GUARANTEE" means the guarantee delivered by the Guarantor to the Canadian Administrative Agent for and on behalf of the Banks, guaranteeing the Obligations.

      "GUARANTOR" means Career Education Corporation, a Delaware corporation.

      "GUARANTEED OBLIGATION" has the meaning specified in the definition of "Contingent Obligation."

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Laws.

      "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

      (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

      (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

      (c) net obligations of such Person under any Swap Contract;

      (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) except for those being contested in good faith or not past due for more than 90 days after the due date of such obligation;

      (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

      (f) capital leases and Synthetic Lease Obligations;

      (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

      (h) all guarantees of such Person in respect of any of the foregoing.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "INDEMNIFIED LIABILITIES" has the meaning specified in Section 10.05.

      "INDEMNIFIED PERSON" has the meaning specified in Section 10.05.

      "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, plan of arrangement, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under the Canadian provincial or federal laws, or under US federal, state or foreign law.

      "INSOLVENT" means, when used in reference to any Borrower, that such Person shall suffer, or there shall have occurred with respect to such Person, one or more of the following events:

      (a)   such Person shall generally not pay its debts as they become due; or

      (b) such Person shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

      (c) a receiver shall be appointed for such Person or any substantial part of its property; or

      (d) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property, where any such proceeding has not been stayed or dismissed within 45 days of a receiver, trustee, custodian or other similar official being appointed for it or any substantial part of its property; or

      (e) such Person takes any corporate action to authorize any of the actions described in clauses (a) to (d).

      "INTERBANK REFERENCE RATE" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Canadian Administrative Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other banks.

      "INTEREST PAYMENT DATE" means, (a) as to any Eurocurrency Rate Loan, (i) the last day of each Interest Period applicable to such Eurocurrency Rate Loan and (ii) if the Eurocurrency Period is greater than 90 days, 90 days from the Borrowing Date or previous Interest Payment

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                                     - 14 -

Date; and (b) as to any Prime Rate Loan, the last Business Day of each calendar quarter and, in each case, on the Maturity Date.

      "INTEREST PERIOD" means, as to any Eurocurrency Rate Loan, the Eurocurrency Period specified in a Notice of Borrowing or Notice of Conversion/Continuation, provided that:

      (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

      (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (iii) no Interest Period shall extend beyond the Maturity Date.

      "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

      "LAWS" means, collectively, all international, foreign, federal, provincial, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case having the force of law.

      "LENDING OFFICE" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" as the case may be, on Schedule 10.02, or such other office or offices as the Bank may, subject to compliance with the terms hereof, from time to time notify the Borrowers and the Canadian Administrative Agent.

      "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other arrangement of any kind or nature whatsoever in respect of any property that in substance secures payment or performance of any obligation (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the PPSA or UCC or any comparable law) but not including the interest of a lessor under an operating lease.

      "LOAN" means an extension of credit by a Bank to a Borrower under Article II, and may be a Prime Rate Loan or a Eurocurrency Rate Loan (each, a "TYPE" of
Loan).

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                                     - 15 -

      "LOAN DOCUMENTS" means this Agreement, the Fee Letters, and all other documents delivered to the Canadian Administrative Agent or any Bank in connection with the transactions contemplated by this Agreement.

      "MAJORITY BANKS" means at any time Banks then holding at least 51% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 51% of the Commitments.

      "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrowers taken as a whole; (b) a material impairment of the ability of the Borrowers taken as a whole to perform under the Loan Documents, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document.

      "MATURITY DATE" means December 19, 2007.

      "MAXIMUM COMMITMENT" means the Canadian Dollar Equivalent Amount, on any given date, of the total of all Commitments expressed in US$ as set forth on
Schedule 2.01.

      "NOTICE OF BORROWING" means a notice in substantially the form of EXHIBIT A.

      "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of EXHIBIT A.

      "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrowers arising under any Loan Document with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-Canadian jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization; and
(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "OSC" means the Ontario Securities Commission, or any Governmental Authority succeeding to any of its prescribed functions.

      "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "PARTICIPANT" has the meaning specified in subsection 10.08(c).

      "PPSA" means the Personal Property Security Act (Ontario).

      "PERCENTAGE SHARE" means the percentage specified in respect of Loans on
Schedule 2.01.

      "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

      "PRIME RATE" means, on any day, the greater of: (a) the annual rate of interest expressed as a percentage per annum announced by the Canadian Reference Bank on that day as its reference rate for commercial loans made by it in Canada in Canadian Dollars; and (b) the average rate for 30-day Canadian Dollar Banker's Acceptances that appear on the Reuter Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 3/4% per annum.

      "PRIME RATE LOAN" means a Loan in Canadian Dollars bearing interest at Prime Rate plus the Applicable Margin.

      "PRO RATA SHARE" means, as to any Bank at any time, (i) the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks; or (ii) if all Commitments have been terminated, the Pro Rata Share of such Bank as determined at the time immediately before termination of its Commitment and after giving effect to any subsequent assignments made pursuant to the terms hereof.

      "REQUIREMENT OF LAW" means, as to any Person, any Laws applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, treasurer, secretary or assistant secretary or any other officer having substantially the same authority and responsibility as any of the foregoing.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Guarantor.

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                                     - 17 -

      "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

      "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Bank or any Affiliate of a Bank).

      "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Canadian Administrative Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Canadian Administrative Agent, as the case may be, is organized or maintains a lending office or imposed by reason of the Bank being connected with Canada or the United States or any other relevant jurisdiction otherwise than merely by lending money under this Agreement.

      "TOTAL COMMITMENT" means the sum of the Commitments as available to the Borrowers from time to time.

      "TYPE" has the meaning specified in the definition of "Loan."

      "UCC" means the Uniform Commercial Code as in effect in the State of New York.

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                                     - 18 -

      "US CREDIT AGREEMENT" has the meaning specified in the recitals hereto.

      "US DOLLARS", and "US$" each mean lawful money of the United States.

      "UNITED STATES" and "US" each means the United States of America.

      "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Guarantor, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02  OTHER INTERPRETIVE PROVISIONS.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

      (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

      (ii) The term "including" is not limiting and means "including without limitation".

      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

      (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Canadian

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                                     - 19 -

      Administrative Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Canadian Administrative Agent, the Borrowers, the Guarantor and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Canadian Administrative Agent merely because of the Canadian Administrative Agent's or Banks' involvement in their preparation.

1.03  ACCOUNTING TERMS.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement or used in the calculation of financial ratios and other financial calculations shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, EXCEPT as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Majority Banks shall so request, the Canadian Administrative Agent, the Banks and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Canadian Administrative Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04  OBLIGATIONS OF THE BORROWERS

In this Agreement, any obligation of "the Borrowers", as opposed to "a Borrower" or "each Borrower", shall be interpreted as a joint and several obligation of all of the Borrowers.

                                   ARTICLE II
                                   THE CREDIT

2.01  AMOUNTS AND TERMS OF COMMITMENTS.

(a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Prime Rate Loans and Eurocurrency Rate Loans to the Borrowers from time to time on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the Equivalent Amount in Cdn.$ of the amount set forth on
      SCHEDULE 2.01 next to its name (such amount as the same may be reduced as a result of one or more assignments under Section 10.08, a Bank's

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                                     - 20 -

      "COMMITMENT"). Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this
      Section 2.01(a), prepay under Section 2.05, prepay under Section 2.15, and reborrow under this Section 2.01(a), provided that no borrowing or reborrowing may be made after the Maturity Date.

(b)   The Banks shall make Loans to the Borrowers in Canadian Dollars.

2.02  LOAN ACCOUNTS.

The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by the Canadian Administrative Agent and each Bank in the ordinary course of business. The loan accounts or records maintained by the Canadian Administrative Agent and each Bank shall be of the amount of the Loans made by such Bank to the applicable Borrower and the interest and payments thereon and shall be conclusive evidence, absence manifest error, of the amount of the Loans made by such Bank to the Borrowers and the interest and payments thereon. In the event of any conflict, the loan accounts of the Canadian Administrative Agent shall govern. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loans.

2.03  PROCEDURE FOR BORROWING.

(a) Each Loan to a Borrower shall be made upon such Borrower's irrevocable written notice to be received by the Canadian Administrative Agent not later than 11:00 a.m. (Toronto time) at least (i) three Business Days in advance of the requested Borrowing Date, if the Loan is to be a Eurocurrency Rate Loan or (ii) one Business Day in advance of the requested Borrowing Date, if the Loan is to be a Prime Rate Loan, specifying:

            (A)   the requested Borrowing Date, which shall be a Business Day;

            (B) the amount of the Loan, which shall be in an aggregate minimum amount of Cdn.$500,000 or multiples of Cdn.$100,000 in excess thereof; and

            (C)   the Type of Loan.

(b) The Canadian Administrative Agent will promptly (and in any event on the same Business Day that it has received each such notice from the Borrower) notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

(c) Each Bank will make the amount of its Pro Rata Share of each Loan available to the Canadian Administrative Agent for the account of the applicable Borrower at the Agent's Payment Office by 11:00 a.m. (Toronto time) on the Borrowing Date requested by the Borrower in funds immediately available to the Canadian Administrative Agent. The proceeds of all such Loans will then be made available to the Borrower by the Canadian Administrative Agent at such office by crediting the account of the Borrower on the books of Bank of America, N.A. acting through its Canadian branch with, or by disbursing as otherwise instructed by the Borrower, the aggregate of the amounts made available to the Canadian Administrative Agent by the Banks and in like funds as received by the Canadian Administrative Agent.

2.04  CONVERSION AND CONTINUATION ELECTIONS.

(a) A Borrower may, upon irrevocable written notice to the Canadian Administrative Agent in accordance with subsection 2.04(b):

      (i) elect, as of any Business Day, in the case of Prime Rate Loans, or as of the last day of the applicable Interest Period, in the case of Eurocurrency Rate Loans, to convert any such Loans (or any part thereof in an amount not less than Cdn.$500,000, or that is in an integral multiple of Cdn.$100,000 in excess thereof) into Loans of any other Type; or

      (ii) elect, as of the last day of the applicable Interest Period, to continue any Eurocurrency Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than Cdn.$500,000, or that is in an integral multiple of Cdn.$100,000 in excess thereof) as the same Type of Loan but with a new Interest Period;

      PROVIDED, that if at any time the aggregate amount of Eurocurrency Rate Loans in respect of any Loan is reduced, by payment, prepayment, or conversion of part thereof to be less than Cdn.$500,000, such Eurocurrency Rate Loans shall automatically convert into Prime Rate Loans.

(b) The applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Canadian Administrative Agent not later than 11:00 a.m. (Toronto time) at least (i) three Business Days in advance of the last day of the current Interest Period, if the Loans are to be converted into or continued as Eurocurrency Rate Loans or (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Prime Rate Loans, specifying:

            (A)   the proposed Conversion/Continuation Date;

            (B)   the aggregate amount of Loans to be converted or continued;

            (C) the Type of Loans resulting from the proposed conversion or continuation; and

            (D) the duration of the requested Eurocurrency Period, if applicable. In respect of Loans continued or converted into Eurocurrency Rate Loans, if the Notice of
                  Conversion/Continuation fails to specify the duration of the Eurocurrency Period, such Eurocurrency Period shall be one month.

(c) If upon the expiration of any Interest Period applicable to Eurocurrency Rate Loans, the applicable Borrower has failed to select on a timely basis a new Eurocurrency Period to be applicable to such Eurocurrency Rate Loans, or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Eurocurrency Rate

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                                     - 22 -

      Loans into Prime Rate Loans effective as of the expiration date of such Eurocurrency Period.

(d) The Canadian Administrative Agent will promptly (and in any event on the same Business Day that it has received such notice from the Borrower) notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the applicable Borrower, the Canadian Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made rateably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given.

(e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, no Borrower may elect to have a Loan converted into or continued as a Eurocurrency Rate Loan.

(f) After giving effect to any conversion or continuation of a Loan, unless the Canadian Administrative Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect in aggregate among all Borrowers.

2.05  OPTIONAL PREPAYMENTS.

Subject to Section 3.04, a Borrower may, at any time or from time to time, without penalty, upon not less than (i) one Business Day's irrevocable notice to the Canadian Administrative Agent in the case of Prime Rate Loans and (ii) three Business Days' irrevocable notice to the Canadian Administrative Agent in the case of Eurocurrency Rate Loans, prepay Loans, to the Canadian Administrative Agent for distribution to the Banks, in whole or in part, in a principal amount of Cdn.$500,000 or a whole multiple of Cdn.$100,000 in excess thereof. The Canadian Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

2.06  VOLUNTARY TERMINATION.

Upon not less than five Business Days' prior notice to the Agent, the Borrowers may terminate the Credit and all Commitments of the Banks shall be irrevocably terminated as of the effective date specified by the Borrowers. All accrued commitment fees and all other fees to, but not including, the effective date of termination of the Credit, together with all outstanding Obligations, shall be paid by the Borrowers on the effective date of such termination.

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                                     - 23 -

2.07  REPAYMENT AND MATURITY DATE.

      The Borrowers shall repay, to the Canadian Administrative Agent for distribution to the Banks, on the Maturity Date the aggregate principal amount of all Loans outstanding to the Borrowers on such date, together with all other outstanding Obligations.

2.08  INTEREST.

(a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at the rate per annum applicable thereto as set out in the definitions to such Loan herein.

(b) Interest on each Prime Rate Loan and Eurocurrency Rate Loan shall be paid in arrears on each Interest Payment Date. Failure to pay interest on the last day of a Eurocurrency Period shall be subject to the provisions of
      Section 3.04. Interest shall also be paid on the date of any prepayment of Loans, including any payment under Section 2.05 and Section 2.15, for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Canadian Administrative Agent at the request or with the consent of the Majority Banks.

(c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the interest rate then in effect for such Loans; PROVIDED, HOWEVER, that, on and after the expiration of any Interest Period applicable to any Eurocurrency Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus 2% plus the Applicable Margin.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrowers to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the applicable Borrower shall pay such Bank interest at the highest rate permitted by applicable law.

2.09  FEES.

(a) COMMITMENT FEE. The Borrowers shall pay to the Canadian Administrative Agent for the account of each Bank in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Margin times the actual daily amount by which the Total Commitments exceed the sum of the outstanding principal amount of all Loans. The commitment fee shall accrue at all times during the period from the Closing Date to the Maturity Date, including at any time during which one or more of the conditions in
      Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each of March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(b)   OTHER FEES.

      (i) The Borrowers shall pay to the Canadian Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      (ii) The Borrowers shall pay to the Banks such fees, if any, as shall have been separately agreed upon in writing in the amounts and at the times so specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10  COMPUTATION OF FEES AND INTEREST.

(a) All computations of interest for Prime Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365 day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b) Each determination of an interest rate by the Canadian Administrative Agent shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error. The Canadian Administrative Agent will, at the request of a Borrower or any Bank, deliver to such Borrower or the Bank, as the case may be, a statement showing the quotations used by the Canadian Administrative Agent in determining any interest rate and the resulting interest rate.

(c) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the "deemed year") that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.11  PAYMENTS BY A BORROWER.

(a) All payments to be made by the Borrowers shall be made without set off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments shall be made to the Canadian Administrative Agent for the account of the applicable Banks at the Agent's Payment Office, and shall be made in Canadian Dollars, and in immediately available funds, no later than 11:00 a.m. Toronto time on the date specified herein. The Canadian Administrative Agent will promptly distribute to each applicable Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Canadian Administrative Agent later than the times specified above shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Canadian Administrative Agent receives notice from the applicable Borrower one Business Day prior to the date on which any payment is due to the Banks that the applicable Borrower will not make such payment in full as and when required, the Canadian Administrative Agent may assume that the applicable Borrower has made such payment in full to the Canadian Administrative Agent on such date in immediately available funds and the Canadian Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the applicable Borrower has not made such payment in full to the Canadian Administrative Agent, each Bank shall, subject to all Banks sharing Pro Rata any deficiency or loss, repay to the Canadian Administrative Agent on demand such amount distributed to such Bank, together with interest thereon at the interbank lending rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.12  PAYMENTS BY THE BANKS TO THE CANADIAN ADMINISTRATIVE AGENT.

(a) Unless the Canadian Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, prompt notice that such Bank will not make available as and when required hereunder to the Canadian Administrative Agent for the account of the applicable Borrower the amount of that Bank's Pro Rata Share of the Borrowing, the Canadian Administrative Agent may assume that each Bank has made such amount available to the Canadian Administrative Agent in immediately available funds on the Borrowing Date and the Canadian Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its Pro Rata Share of the Borrowing available to the Canadian Administrative Agent in immediately available funds and the Canadian Administrative Agent in such circumstances has made available to the applicable Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Canadian Administrative Agent, together with interest at the Interbank Reference Rate for each day during such period. A notice of the

      Canadian Administrative Agent submitted to any Bank with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available by the Canadian Administrative Agent to the Borrower, such payment by such Bank to the Canadian Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available by such Bank to the Canadian Administrative Agent on the Business Day following the Borrowing Date, the Canadian Administrative Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Canadian Administrative Agent, the applicable Borrower shall pay such amount to the Canadian Administrative Agent for the Canadian Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Bank to provide its Pro Rata Share of any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to provide its Pro Rata Share of any Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Canadian Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered by the selling Banks, such purchase shall to that extent be rescinded and each such selling Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's Pro Rata Share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation. The Canadian Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.14  SECURITY AND GUARANTEE.

All obligations of each Borrower under this Agreement, and all other Loan Documents shall be unconditionally guaranteed by the Guarantor pursuant to the Guarantee.

2.15  MANDATORY PREPAYMENT.

On the last Business Day of each month, the Canadian Administrative Agent shall notify the Borrowers and the Banks of the amount, if any, by which the aggregate of outstanding Loans exceeds the Maximum Commitment. The Borrowers shall repay the amount of such excess, pro rata based on their outstanding Loans, as soon as possible and in any event not more than three Business Days after receiving such notification from the Canadian Administrative Agent.

2.16  NOTICE UNDER THE INCOME TAX ACT (CANADA).

Notwithstanding anything contained in this Agreement to the contrary, if the Canadian Administrative Agent or any Bank receives notice under subsection 224(1.1) of the Income Tax Act (Canada) or any successor provision thereto or any comparable provision of any other taxing statute in respect of any Borrower, then so long as such notice is effective, no Bank shall be obligated to make any further loans under this Agreement.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

3.01  TAXES.

(a) Subject to Section 3.01(b), any and all payments by the Borrowers to each Bank and the Canadian Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, Other Taxes and Further Taxes. In addition, the applicable Borrower shall pay all Other Taxes.

(b) If any Borrower shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Canadian Administrative Agent, then:

      (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Canadian Administrative Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

      (ii)  the applicable Borrower shall make such deductions and withholdings;

      (iii) the applicable Borrower shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law; and

      (iv) the applicable Borrower shall also pay to the applicable Bank or the Canadian Administrative Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the applicable Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

(c) The Borrowers agree to indemnify and hold harmless each Bank and the Canadian Administrative Agent for the full amount of Taxes, Other Taxes, and Further Taxes that either (i) the applicable Bank or Canadian Administrative Agent is required to pay directly to a Governmental Authority or (ii) a Governmental Authority assesses or asserts (whether or not correctly) against the applicable Bank or the Canadian Administrative Agent, in the amount that the applicable Bank or Canadian Administrative Agent specifies as necessary to preserve the after-tax yield that the Bank or Canadian Administrative Agent would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, assessed or asserted and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within 30 days after the date the applicable Bank or the Canadian Administrative Agent makes written demand therefor.

(d) Within 30 days after the date of any payment by any Borrower of Taxes, Other Taxes or Further Taxes under Section 3.01(b), the applicable Borrower shall furnish to the applicable Bank and the Canadian Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Canadian Administrative Agent.

(e) If any Borrower is required to pay any amount to any Bank or the Canadian Administrative Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the applicable Borrower which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

3.02  ILLEGALITY.

(a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurocurrency Rate Loans, then, on notice thereof by the Bank to the Borrowers through the Canadian Administrative Agent, any obligation of that Bank to make Eurocurrency Rate Loans shall be suspended until the Bank notifies the Canadian Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

(b) If a Bank determines that it is unlawful to maintain any Eurocurrency Rate Loan, each Borrower shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Canadian Administrative Agent), prepay in full or convert to a Prime Rate Loan such Eurocurrency Rate Loan, together with interest accrued thereon and amounts required under
      Section 3.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurocurrency Rate Loan to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurocurrency Rate Loan. If any Borrower so prepays any Eurocurrency Rate Loan, then concurrently with such prepayment, the Borrower shall borrow from the affected Bank, in the amount of such repayment, a Prime Rate Loan.

(c) If the obligation of any Bank to make or maintain Eurocurrency Rate Loans has been so terminated or suspended, the applicable Borrower may elect, by giving notice to the Bank through the Canadian Administrative Agent that all Loans which would otherwise be made by the Bank as Eurocurrency Rate Loans shall be instead a Prime Rate Loan.

(d) Before giving any notice to the Canadian Administrative Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurocurrency Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the sole judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

3.03  INCREASED COSTS AND REDUCTION OF RETURN.

(a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost or direct or indirect reduction in the rate of return to such Bank of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Canadian Administrative Agent), pay to the Canadian Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

(b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation,
      (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to any Borrower through the Canadian Administrative Agent, such Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

3.04 FUNDING LOSSES. The Borrowers shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

(a) the failure of such Borrower to make when due any payment of principal or interest of any Eurocurrency Rate Loan;

(b) the failure of such Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or Notice of Conversion/Continuation;

(c) the failure of such Borrower to make any prepayment in accordance with any notice delivered under Section 2.05 or 2.06;

(d) the prepayment (including pursuant to Section 2.05, 2.06 or 2.15) or other payment (including after acceleration thereof) of a Eurocurrency Rate Loan on a day that is not the last day of the relevant Interest Period; or

(e) the automatic conversion of a Eurocurrency Rate Loan under Section 2.04 on a day that is not the last day of a relevant Interest Period,

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurocurrency Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

3.05 INABILITY TO DETERMINE RATES. If the Canadian Administrative Agent determines, or receives notification from a Bank, that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Eurocurrency Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate applicable does not adequately and fairly reflect the cost to the applicable Banks of funding such Loan, the Canadian Administrative Agent will promptly so notify the applicable Borrower and each applicable Bank. Thereafter, the obligation of such Banks to make or maintain Eurocurrency Rate Loans, as the case may be, hereunder shall be suspended until the Canadian Administrative Agent revokes such notice in writing. Upon receipt of such notice, the applicable Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the applicable Borrower does not revoke such Notice, the applicable Banks shall make, convert or continue the Loans, as proposed by the applicable Borrower in the amount specified in the applicable notice submitted by the applicable Borrower, but such Loans shall be made, converted or continued as Prime Rate Loans instead of Eurocurrency Rate Loans.

3.06 CERTIFICATES OF BANKS. Any Bank claiming reimbursement or compensation under this Article III shall deliver to the applicable Borrower (with a copy to the Canadian Administrative Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the applicable Borrower in the absence of manifest error.

3.07 SURVIVAL. The agreements and obligations of the Borrowers in this Article III shall survive the payment of all other Obligations.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

4.01 CONDITIONS OF INITIAL LOANS. The obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Canadian Administrative Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Canadian Administrative Agent and each Bank, and in sufficient copies for each Bank:

(a)   CREDIT AGREEMENT. This Agreement executed by each party;

(b) GUARANTEE. The Guarantor shall have authorized and executed the Guarantee and delivered the Guarantee to the Canadian Administrative Agent;

(c)   RESOLUTIONS; INCUMBENCY.

      (i) Copies of the resolutions of the board of directors of each Borrower authorizing the transactions contemplated hereby, certified as of the Closing Date by a Responsible Officer of each Borrower;

      (ii) A certificate of a Responsible Officer of each Borrower certifying the names and true signatures of the officers of each Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

      (iii) Copies of the resolutions of the board of directors of the Guarantor authorizing the Guarantee, certified as of the Closing Date by a Responsible Officer of the Guarantor; and

      (iv) A certificate of a Responsible Officer of the Guarantor certifying the names and true signatures of the officers of the Guarantor authorized to execute, deliver and perform, as applicable, the Guarantee, and all other Loan Documents to be delivered by it hereunder;

(d)   ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

      (i) the Organization Documents of each Borrower as in effect on the Closing Date, certified by a Responsible Officer of each Borrower as of the Closing Date;

      (ii)  a certificate of status (or the equivalent) for each Borrower;

      (iii) the Organization Document of the Guarantor as in effect on the Closing Date, certified by a Responsible Officer of the Guarantor as of the Closing Date; and

      (iv)  a good standing certificate (or the equivalent) for the Guarantor.

(e)   LEGAL OPINIONS.

      (i) opinions of counsel to the Borrowers, addressed to the Canadian Administrative Agent and the Banks, in form satisfactory to the Canadian Administrative Agent, the Banks and their counsel;

      (ii) an opinion of Katten Muchin Zavis Rosenman, counsel to the Guarantor, addressed to the Canadian Administrative Agent and the Banks, in form satisfactory to the Canadian Administrative Agent, the Banks and their counsel;

(f) PAYMENT OF FEES. Evidence of payment by the Borrowers on drawdown under the initial Loan of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, including any such costs, fees and expenses arising under or referenced in Sections 2.09 and 10.04;

(g) INSURANCE POLICIES. Certificate(s) of insurance with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the assets of each Borrower;

(h) CERTIFICATE. A certificate signed by a Responsible Officer of each Borrower, dated as of the Closing Date, stating that:

      (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

      (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

      (iii) there has occurred since December 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i) LITIGATION. Except as disclosed in Schedule 5.06, the absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority that, if determined adversely to any Borrower, could reasonably be expected to have a Material Adverse Effect;

(j) DUE DILIGENCE. Receipt and review, with results satisfactory to the Canadian Administrative Agent, the Banks and their counsel, of information regarding various matters relating to each of the Borrowers, including litigation, tax, accounting, labour, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management;

(k) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Canadian Administrative Agent or any Bank may reasonably request, including evidence that all existing capital loans, term loans and revolving loans of the Borrowers have been repaid in full.

4.02 CONDITIONS TO ALL BORROWINGS. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.04, as the case may be, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date:

(a) NOTICE OF BORROWING OR CONVERSION/CONTINUATION. The Canadian Administrative Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

(b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article V shall be true and correct in all material respects on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);

(c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing or Notice of Conversion/Confirmation submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date or that the conditions in this Section 4.02 are satisfied.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

5.01 REPRESENTATIONS AND WARRANTIES INCORPORATED BY REFERENCE To induce the Banks to make the Loans, each of the Borrowers makes, repeats and reaffirms to the Banks all representations and warranties contained in Article V of the US Credit Agreement, except to the extent waived by the lenders thereunder, all of which representations and warranties (together with all definitions of capitalized terms therein), except for those in Sections 5.12, 5.14 and 5.18, are herein incorporated by reference, mutatis mutandis, with the same force and effect as if set forth in their entirety; PROVIDED that all references in such
Article V, and in the definitions used in such Article V, to the terms below, shall be deemed references to the corresponding terms set forth below:

                                                 DEEMED MEANING (CAPITALIZED TERMS
                                                 HAVE THE MEANINGS SET FORTH IN THIS
      ARTICLE V TERM                             AGREEMENT UNLESS OTHERWISE INDICATED)
      --------------                             -------------------------------------
      "Administrative Agent"                     "Canadian Administrative Agent"

      "Agreement"                                "Agreement"

                                                 DEEMED MEANING (CAPITALIZED TERMS
                                                 HAVE THE MEANINGS SET FORTH IN THIS
      ARTICLE V TERM                             AGREEMENT UNLESS OTHERWISE INDICATED)
      --------------                             -------------------------------------
      "the Borrower"                             "each Borrower", "any Borrower" or
                                                 "such Borrower", as the context may require

      "Default"                                  "Default"

      "Federal, state"                           "federal, provincial, state"

      "GAAP"                                     "GAAP"

      "good record and marketable title"         "good and marketable title"

      "Governmental Authority"                   "Governmental Authority"

      "Law"                                      "Law"

      "Lenders"                                  "Banks"

      "Lien"                                     "Lien"

      "Loan Documents"                           "Loan Documents"

      "Loan Party"                               "Borrower" or "Guarantor", as appropriate

      "Organization Documents"                   "Organization Documents"

      "Schedule 5.06"                            "Schedule 5.06"

      "Schedule 5.09"                            "Schedule 5.09"

      "Schedule 5.13"                            "Schedule 5.13"

      "Schedule 5.17"                            "Schedule 5.17"

      "Subsidiaries"                             "Subsidiaries of the applicable Borrower"

5.02 ADDITIONAL REPRESENTATIONS AND WARRANTIES Each of the Borrowers represents and warrants to the Canadian Administrative Agent and the Banks that:

(a) REGISTRATION ETC. Each of the Borrowers carrying on business in Ontario is registered under, is in compliance with and has paid all fees, posted all bonds and holds any and all licenses and permits required by the Private Career College Act (Ontario), as amended and the regulations thereunder, as amended. Each of the Borrowers carrying on business in Quebec is registered under, is in compliance with and has paid all fees, posted all bonds and holds any and all licenses and permits required by the Act respecting private education (Quebec), as amended and the regulations thereunder, as amended.

(b) COMPLIANCE WITH STANDARDS AND LAWS. To the best of each Borrower's knowledge, such Borrower's operations have, in all material respects, been conducted in accordance with all relevant standards imposed by Accrediting Bodies, agencies administering provincial or federal government student aid programs in which any such Borrower participates, and all other applicable laws and regulations. Each Borrower has submitted all reports, audits and other information, whether periodic in nature or pursuant to specific requests, to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which any Borrower or its students receive funding, except to the extent that failure to submit any such report, audits or other information would not result in a Material Adverse Effect. To the best of each Borrower's knowledge, all such forms and records with respect to each Borrower have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and provincial laws and regulations, and are true and correct in all material respects. To the best knowledge of each Borrower, all financial aid grants and loans, disbursements and record keeping relating thereto with respect to such Borrower have been completed in substantial compliance with all federal and provincial requirements, and there are no material deficiencies in respect thereto. To the best of each Borrower's knowledge, such Borrower's records of its students conform in all material respects in form and substance to all relevant regulatory requirements.

(c) NO BURDENSOME RESTRICTIONS. No Borrower is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

(d) SOLVENCY. The Guarantor and its Subsidiaries, on a consolidated basis, are not Insolvent.

                                 ARTICLE VI AND
                                   ARTICLE VII

                       AFFIRMATIVE AND NEGATIVE COVENANTS

6.01 COVENANTS INCORPORATED BY REFERENCE Each of the Borrowers hereby agrees that so long as any Commitment remains in effect and until all Obligations have been fully paid and satisfied, such Borrower will comply with all the covenants and agreements contained in Articles VI and VII of the US Credit Agreement, except to the extent waived by the lenders thereunder, all of which covenants and agreements (together with all definitions of capitalized terms contained therein), except for those covenants and agreements in Sections 6.01, 6.02, 6.03(c), 6.11, 6.12, 6.13, 6.14, 6.15, 7.10 and 7.11, are herein incorporated by reference, mutatis mutandis, with the same force and effect as if set forth in their entirety; PROVIDED that all references in such Articles VI and VII, and in the definitions used in such Articles VI and VII, to the terms below, shall be deemed references to the corresponding terms set forth below:

                                                 DEEMED MEANING (CAPITALIZED TERMS
                                                 HAVE THE MEANINGS SET FORTH IN THIS
      ARTICLE VI/VII TERM                        AGREEMENT UNLESS OTHERWISE INDICATED)
      -------------------                        -------------------------------------
      "Administrative Agent"                     "Canadian Administrative Agent"

      "Agreement"                                "Agreement"

      "the Borrower" or "Borrower"               "each Borrower", "any Borrower" or
                                                 "such Borrower", as the context may require

      "Canadian Facility Agreement"              "US Credit Agreement"

      "certified public accountant"              "chartered accountant"

      "Compliance Certificate"                   "Compliance Certificate"

      "Default"                                  "Default"

      "Event of Default"                         "Event of Default"

      "Federal, state"                           "Federal, provincial, state"

      "GAAP"                                     "GAAP"

      "Guarantors" or "any Guarantor"            "the Guarantor"

      "Guaranty"                                 "Guarantee"

      "Indebtedness in an aggregate principal    "Indebtedness (other than Indebtedness
      amount not to exceed"                      arising under the Loan Documents) in an
                                                 aggregate principal amount not to exceed"

      "Lender"                                   "Bank"

      "Loan Documents"                           "Loan Documents"

      "Loan Party"                               "Borrower" or "Guarantor", as appropriate

      "Required Lenders"                         "Majority Banks"

      "Sarbanes-Oxley"                           "applicable law"

      "Schedule 7.01"                            "Schedule 7.01(b)"

      "Schedule 7.01(e)"                         "Schedule 7.01(e)"

                                                 DEEMED MEANING (CAPITALIZED TERMS
                                                 HAVE THE MEANINGS SET FORTH IN THIS
      ARTICLE VI/VII TERM                        AGREEMENT UNLESS OTHERWISE INDICATED)
      -------------------                        -------------------------------------
      "Schedule 7.03"                            "Schedule 7.03"

      "Schedule 10.02"                           "Schedule 10.02"

      "Section 8.01(h)"                          "Sections 8.01(i) or 8.01(j)"

      "SEC"                                      "OSC or SEC"

      Subsidiaries                               "Subsidiaries of the applicable Borrower"

      "uniform commercial code financing         "registrations made under personal property
      statements filed under"                    security legislation and/or the
                                                 Civil Code in respect of"

6.02 REPLACEMENT OF NEGATIVE COVENANT For the purposes of Section 6.01 of this Agreement only, the provisions of Section 7.01(e) of the US Credit Agreement shall be replaced by the following: "Liens referenced in Schedule 7.01(e);".

6.03 DEFINITIONAL CHANGES For the purposes of Section 6.01 of this Agreement only: (i) in the definition of "Permitted Acquisition" in the US Credit Agreement, the words "Title IV eligible institution" shall be replaced by the words "institution registered under the Private Career Colleges Act (Ontario) or the Act respecting private education (Quebec)"; and (ii) in the definition of "Permitted Treasury Stock Repurchase" in the US Credit Agreement, the words "Restricted Payments made by the Borrower" shall be replaced with the words "Restricted Payments made by the Borrower or its Subsidiaries, as the case may be,".

6.04 ADDITIONAL COVENANTS So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Banks waive compliance in writing:

(a) COMPLIANCE WITH EDUCATION LEGISLATION. Each of the Borrowers carrying on business in Ontario shall at all times be in compliance with and pay all fees, post all bonds and hold any and all licenses and permits required by the Private Career College Act (Ontario), as amended and the regulations thereunder, as amended. Each of the Borrowers carrying on business in Quebec shall at all times be in compliance with and pay all fees, post all bonds and hold any and all licenses and permits required by the Act respecting private education (Quebec), as amended and the regulations thereunder, as amended.

(b) ENVIRONMENTAL LAWS. Each Borrower shall conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

(c) USE OF PROCEEDS. Each Borrower shall use the proceeds of the Loans to support the working capital requirements of such Borrower and/or its Subsidiaries.

(d) FURTHER ASSURANCES. Each Borrower shall ensure that all written information, exhibits and reports furnished by such Borrower to the Canadian Administrative Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose, following becoming aware of the same, to the Canadian Administrative Agent and the Banks and correct, to the extent it can reasonably do so, any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof by such Borrower, without diminishing or prejudicing the rights of the Banks and the Canadian Administrative Agent upon the occurrence and continuation of a Default or an Event of Default.

(e) ACCOUNTING CHANGES. No Borrower shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

8.01 EVENT OF DEFAULT. Any of the following shall constitute an "EVENT OF DEFAULT":

(a) NON-PAYMENT. Any Borrower fails to make, (i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) within 3 days after the same becomes due, payment of any interest on any Loan or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Borrower or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document is incorrect in any material respect on or as of the date made or deemed made; or

(c) SPECIFIC DEFAULTS. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.05 or 6.10 of the US Credit Agreement or Article VII (other than Sections 7.10 and 7.11) of the US Credit Agreement; or

(d) OTHER DEFAULTS. Any Borrower fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document and such default continues for a period of 30 consecutive days; or

(e) EVENT OF DEFAULT UNDER US CREDIT AGREEMENT. The occurrence of an Event of Default (as each such term is defined in the US Credit Agreement) pursuant to the US Credit Agreement, including but not limited to a breach of the provisions in Articles V, VI and VII of the US Credit Agreement to the extent that such a breach constitutes an Event of Default thereunder.

(f) CROSS-DEFAULT. Any Borrower (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, in such case, which is outstanding in an aggregate principle amount of Cdn.$500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(g) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Borrower (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(h) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be stayed, released, vacated or fully bonded within 60 days after commencement, filing or levy;
      (ii) any Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-Canadian law) is ordered in any Insolvency Proceeding; or (iii) any Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of Cdn.$500,000 or more; or

(j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against any Borrower which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k) CHANGE OF CONTROL. There occurs any Change of Control with respect to any Borrower; or

(l) GUARANTOR DEFAULTS. The Guarantor fails in any material respect to perform or observe any term, covenant or agreement in the Guarantee; or the Guarantee is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (g) or (h) of this Section occurs with respect to the Guarantor; or

(m)   MANDATORY REPAYMENTS. Any Borrower fails to repay an amount specified in
      Section 2.15 within the time period set forth therein.

8.02 REMEDIES. If any Event of Default occurs, the Canadian Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower; and

(c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; PROVIDED, HOWEVER, that upon the occurrence of any event specified in subsection 8.01(g) or 8.01(h) (in the case of clause (i) of subsection 8.01(h) upon the expiration of the time periods mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Canadian Administrative Agent or any Bank.

8.03 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX
                        THE CANADIAN ADMINISTRATIVE AGENT

9.01 APPOINTMENT AND AUTHORIZATION. Each (i) Bank hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Canadian Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Canadian Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Canadian Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Canadian Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Canadian Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.02 DELEGATION OF DUTIES. The Canadian Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents (including without limitation Bank of America, N.A.), employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Canadian Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or wilful misconduct.

9.03 LIABILITY OF CANADIAN ADMINISTRATIVE AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct in connection with duties expressly set forth herein) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Canadian Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank or Participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

9.04  RELIANCE BY CANADIAN ADMINISTRATIVE AGENT.

(a) The Canadian Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrowers and counsel to the Guarantor), independent accountants and other experts selected by the Canadian Administrative Agent. The Canadian Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless the Canadian Administrative Agent shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks (severally, not jointly, in proportion to their Pro Rata Share) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Canadian Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b)   For purposes of determining compliance with the conditions specified in
      Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter sent by the Canadian Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, unless the Canadian Administrative Agent shall have received notice from such Bank prior to the Closing Date specifying its objection.

9.05 NOTICE OF DEFAULT. The Canadian Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Canadian Administrative Agent for the account of the Banks or failure of any Borrower to deliver statements, certificates and notices required to be delivered to the Canadian Administrative Agent pursuant to sections 6.01, 6.02 and 6.03 of the US Credit Agreement, unless the Canadian Administrative Agent shall have received written notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Canadian Administrative Agent will notify the Banks of its receipt of any such notice. The Canadian Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; PROVIDED, HOWEVER, that unless and until the Canadian Administrative Agent has received any such request, the Canadian Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

9.06 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Canadian Administrative Agent hereinafter taken, including any assignment and any review of the affairs of the Borrowers, the Guarantor and the Guarantor's Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Canadian Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries and Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Canadian Administrative Agent, the Canadian Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the Agent-Related Persons.

9.07 INDEMNIFICATION OF CANADIAN ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, each Bank shall severally (not jointly and severally) indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata (in relation to its Pro Rata Share), and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or wilful misconduct; PROVIDED, HOWEVER, that no action taken in accordance with the directions of the Majority Banks shall be deemed to constitute gross negligence or wilful misconduct for purposes of this Section. Without limitation of the foregoing, each Bank shall severally (not jointly and severally) reimburse the Canadian Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Canadian Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Canadian Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Canadian Administrative Agent.

9.08 CANADIAN ADMINISTRATIVE AGENT IN INDIVIDUAL CAPACITY. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers, the Guarantor and the Guarantor's Affiliates as though Bank of America were not the Canadian Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding a Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favour of a Borrower or such Affiliate) and acknowledge that the Canadian Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America and the Canadian Administrative Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Canadian Administrative Agent, and the terms "Bank" and "Banks" include Bank of America and the Canadian Administrative Agent in their individual capacity.

9.09 SUCCESSOR CANADIAN ADMINISTRATIVE AGENT. The Canadian Administrative Agent may, and at the request of the Majority Banks shall, resign as Canadian Administrative Agent upon 30 days' notice to the Banks and the Borrowers. If the Canadian Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Canadian Administrative Agent, the Canadian Administrative Agent may appoint, after consulting with the Banks and the Borrowers, a successor agent from among the Banks, which successor agent shall be consented to by the Borrowers at all times except during the existence of an Event of Default (which consent the Borrowers shall not unreasonably withhold or delay). Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Canadian Administrative Agent and the term "Canadian Administrative Agent" shall mean such successor agent, and the retiring Canadian Administrative Agent's appointment, powers and duties as Canadian Administrative Agent shall be terminated. After the resignation of the Canadian Administrative Agent hereunder, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Canadian Administrative Agent under this Agreement. If no successor agent has accepted appointment as Canadian Administrative Agent by the date which is 30 days following a retiring Canadian Administrative Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Canadian Administrative Agent until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

9.10  WITHHOLDING TAX.

      If the Canada Customs and Revenue Agency, the IRS or any other Governmental Authority of Canada or the United States or other jurisdiction asserts a claim that the Canadian Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Canadian Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Canadian Administrative Agent fully for all amounts owing and/or paid, directly or indirectly, by the Canadian Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Canadian Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Canadian Administrative Agent.

9.11  CANADIAN ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

      In case of the pendency of any Insolvency Proceeding relative to any Borrower, the Canadian Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Canadian Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Canadian Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and their respective agents and counsel and all other amounts due the Banks and the Canadian Administrative Agent under Article III, SECTION 2.09 and SECTION 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Canadian Administrative Agent for the account of the Banks and, in the event that the Canadian Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to the Canadian Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Canadian Administrative Agent and its agents and counsel, and any other amounts due the Canadian Administrative Agent under SECTIONS 2.09 and 10.04.

      Nothing contained herein shall be deemed to authorize the Canadian Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Canadian Administrative Agent to vote in respect of the claim of any Bank in any such proceeding.

                                    ARTICLE X
                                  MISCELLANEOUS

10.01 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Canadian Administrative Agent at the written request of the Majority Banks) and the Borrowers or the Guarantor, as applicable, and acknowledged by the Canadian Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall:

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                                     - 46 -

(a) waive any condition set forth in SECTION 4.01 or SECTION 4.02 without the written consent of all Banks;

(b) extend or increase the Commitment of any Bank (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Bank;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of all Banks;

(d) reduce, compromise or forgive the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of all Banks; PROVIDED, HOWEVER, that only the consent of the Majority Banks shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(e) change SECTION 2.12 or SECTION 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of all Banks;

(f) change any provision of this Section or the definition of "Majority Banks" or any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Bank;

PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Canadian Administrative Agent in addition to the Banks required above, affect the rights or duties of the Canadian Administrative Agent under this Agreement or any other Loan Document; and the Fee Letters may be amended, or rights or privileges thereunder waived, only in writing executed by the parties thereto. Notwithstanding anything to the contrary herein, no Bank which has failed to fund any amount under this Agreement in accordance with its Pro Rata Share shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Bank may not be increased or extended without the consent of such Bank.

10.02 NOTICES.

(a) GENERAL. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, specified on SCHEDULE
      10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by a party in a notice to the other parties; and

      All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if

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                                     - 47 -

      delivered by mail, six Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; PROVIDED, HOWEVER, that notices and other communications to the Canadian Administrative Agent pursuant to
      Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall have the same force and effect as manually-signed originals and shall be binding on each Borrower, the Canadian Administrative Agent and the Banks. The Canadian Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED, HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in this Agreement, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) RELIANCE BY CANADIAN ADMINISTRATIVE AGENT AND BANKS. The Canadian Administrative Agent and the Banks shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Each Borrower shall indemnify each Agent-Related Person and each Bank from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of such Borrower. All telephonic notices to and other communications with the Canadian Administrative Agent may be recorded by the Canadian Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Canadian Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

10.04 COSTS AND EXPENSES. Each Borrower shall:

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse the Canadian Administrative Agent within ten Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses incurred by the Canadian Administrative Agent in connection with the development, preparation, delivery, administration and

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                                     - 48 -

      execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including all Attorney Costs incurred by the Canadian Administrative Agent with respect thereto; and

(b) pay or reimburse the Canadian Administrative Agent and each Bank within ten Business Days after demand (subject to subsection 4.01(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any Insolvency Proceeding), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Canadian Administrative Agent and the cost of independent public accountants and other outside experts retained by the Canadian Administrative Agent or any Bank. All amounts due under this SECTION 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

(c) pay or reimburse the Canadian Administrative Agent within ten Business Days after demand for environmental inspection and review, search and filing costs, fees and expenses, incurred or sustained by the Canadian Administrative Agent in connection with the matters referred to under subsections (a) and (b) of this Section.

10.05 BORROWER INDEMNIFICATION.

(a) Whether or not the transactions contemplated hereby are consummated, the Borrowers shall jointly and severally indemnify and hold harmless any Agent-Related Persons, and each Bank and their respective Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Canadian Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrowers, or any Environmental Claim related in any way to the Borrowers, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any

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                                     - 49 -

      investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or wilful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

(b) The Borrowers shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage in favour of the Canadian Administrative Agent or any Bank; PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to any such investigation, litigation, proceeding or action taken that results solely from the gross negligence or wilful misconduct of such Indemnified Person. No action taken by legal counsel chosen by the Canadian Administrative Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Borrowers' Obligations and duty hereunder to indemnify and hold harmless the Canadian Administrative Agent and each Bank.

In no event shall any site visit, observation, or testing by the Canadian Administrative Agent or any Bank (or any contractee of the Canadian Administrative Agent or any Bank) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. No Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Canadian Administrative Agent or any Bank. Neither the Canadian Administrative Agent nor any Bank owes any duty of care to protect the Borrowers or any other Person against, or to inform the Borrowers or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Canadian Administrative Agent nor any Bank shall be obligated to disclose to the Borrowers or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Canadian Administrative Agent or any Bank.

(c) SURVIVAL. The obligations in this Section shall survive payment of all other Obligations. All amounts owing under this Section shall be paid within 30 days after demand.

10.06 MARSHALLING; PAYMENTS SET ASIDE. Neither the Canadian Administrative Agent nor the Banks shall be under any obligation to marshal any assets in favour of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment to the Canadian Administrative Agent or the Banks, or the Canadian Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be

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                                     - 50 -

fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Canadian Administrative Agent or such Bank in its discretion, subject to Section 10.01) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Canadian Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Canadian Administrative Agent to such Bank.

10.07 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Canadian Administrative Agent and each Bank and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.08, (ii) by way of participation in accordance with the provisions of Section 10.08(c), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in
Section 10.08(c) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.08 ASSIGNMENTS, PARTICIPATIONS, ETC.

(a) Any Bank may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment of the entire remaining amount of the assigning Bank's Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank or an Affiliate of a Bank, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Canadian Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall be in Canadian Dollars and shall not be less than the Equivalent Amount in Canadian Dollars of US$5,000,000 unless each of the Canadian Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment or part thereof or any Loans must be approved by the Canadian Administrative Agent and, provided no Event of Default has occurred and is continuing, the Borrowers (such approval not to be unreasonably withheld or delayed by the Canadian Administrative Agent and the Borrowers; for greater certainty, it shall not be unreasonable for the Canadian Administrative Agent or the Borrowers to withhold their consent if the Canadian Administrative Agent or the Borrowers, respectively, reasonably expect to incur additional costs (including any Taxes) as a result of the assignment) unless the

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                                     - 51 -

      Person that is the proposed assignee is itself a Bank; and (iv) the parties to each assignment shall execute and deliver to the Canadian Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of US$3,500. Subject to acceptance and recording thereof by the Canadian Administrative Agent pursuant to subsection (b) of this Section and subject to Section 10.08(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.03, 3.04, 3.05, 10.04 AND
      10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection shall be, subject to compliance with subsection (c) of this Section, treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection (c) of this Section.

(b) The Canadian Administrative Agent, acting solely for this purpose as an agent of the applicable Borrower, shall maintain at its office a copy of each Assignment and Assumption delivered to it, a record of the mandated purchases of participations pursuant to Section 2.13 and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Canadian Administrative Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(c) Any Bank may at any time, without the consent of, or notice to, the applicable Borrower or the Canadian Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Bank's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); PROVIDED that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Canadian Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, (such consent not to be unreasonably withheld or delayed) agree to any

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                                     - 52 -

      amendment, waiver or other modification described in the first proviso to
      SECTION 10.01 that directly affects such Participant. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection (a) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.10 as though it were a Bank, PROVIDED such Participant agrees to be subject to SECTION 2.13 AND SECTION 10.09 as though it were a Bank.

(d) Neither an Eligible Assignee nor a Participant shall be entitled to receive any greater payment under SECTION 2.13, 3.01 OR 3.04 than the applicable Bank granting the participation or assigning its interest in the Credit (or Commitment) to the Eligible Assignee would have been entitled to receive with respect to the participation or assigned interest or Commitment sold to such Eligible Assignee or Participant, unless the sale of the participation or assignment to such Participant or Eligible Assignee is made with the Borrower's prior written consent or, at the time of such sale of the participation or assignment, an Event of Default has occurred and is continuing. A Participant that would be a non-resident of Canada for purposes of the Income Tax Act (Canada) if it were a Bank shall not be entitled to the benefits of SECTION 3.01 unless, at the time of the sale of the participation, the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with SECTIONS 10.15 AND 10.09 as though it were a Bank.

(e) Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank or Bank of Canada; PROVIDED that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

10.09 CONFIDENTIALITY. The Canadian Administrative Agent and each Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrowers; (g) with the consent of the Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Canadian Administrative Agent or any Bank on a nonconfidential basis from a source other than a Borrower; or (i) to the National Association of

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                                     - 53 -

Insurance Commissioners or any other similar organization. In addition, the Canadian Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Canadian Administrative Agent and the Banks in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Loans. For the purposes of this Section, "Information" means all information received from any Borrower, Guarantor or Subsidiary relating to a Borrower, Guarantor or Subsidiary or their respective business, other than any such information that is available to the Canadian Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by a Borrower, Guarantor or Subsidiary; provided that, in the case of information received from a Borrower, Guarantor or Subsidiary after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.10 SET-OFF. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated in accordance with the terms hereof, each Bank is authorized, to the extent permitted by law, at any time and from time to time, without prior notice to the applicable Borrower, any such notice being waived by each Borrower to the fullest extent permitted by law, but subject always to Section 2.13, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the applicable Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Canadian Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Borrowers and the Canadian Administrative Agent after any such set-off and application made by such Bank; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application.

10.11 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Bank shall notify the Canadian Administrative Agent and the Borrowers in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Canadian Administrative Agent shall reasonably request.

10.12 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

10.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Canadian Administrative Agent and each Bank, regardless of any investigation made by the

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                                     - 54 -

Canadian Administrative Agent or any Bank or on their behalf and notwithstanding that the Canadian Administrative Agent or any Bank may have had notice or knowledge of any Default at the time of any Loan or Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.14 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 TAXES. If any Governmental Authority asserts that the Canadian Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Bank, such Bank shall indemnify the Canadian Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Canadian Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Canadian Administrative Agent. The obligation of the Banks under this Section shall survive the termination of the Total Commitments, repayment of all other Obligations hereunder and the resignation of the Canadian Administrative Agent.

10.16 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of each Borrower, the Banks, the Canadian Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

10.17 GOVERNING LAW AND JURISDICTION.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE PROVINCE OF ONTARIO, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE CANADIAN ADMINISTRATIVE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE CANADIAN ADMINISTRATIVE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR

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                                     - 55 -

      PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE CANADIAN ADMINISTRATIVE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ONTARIO LAW.

10.18 WAIVER OF JURY TRIAL. THE BORROWERS, THE BANKS AND THE CANADIAN ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE BANKS AND THE CANADIAN ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS CREDIT AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

10.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrowers, the Banks and the Canadian Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

10.20 ENGLISH LANGUAGE

This Agreement and the other Loan Documents have been negotiated in English and will be or have been executed in the English language. Les soussigne ont expressement demande que ce document soit redige en langue anglaise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers or authorized signatories as of the day and year first above written.

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                                     - 56 -

                                            INTERNATIONAL ACADEMY OF
                                            MERCHANDISING & DESIGN (CANADA) LTD.


                                            By:    /s/ John P. Graham
                                                   -----------------------------

                                            Title: Assistant Secretary
                                                   -----------------------------


                                            ACADEMIE INTERNATIONALE DU
                                            DESIGN INC./INTERNATIONAL
                                            ACADEMY OF DESIGN INC.


                                            By:    /s/ John P. Graham
                                                   -----------------------------

                                            Title: Assistant Secretary
                                                   -----------------------------


                                            SOFTTRAIN INSTITUTE INC.


                                            By:    /s/ John P. Graham
                                                   -----------------------------

                                            Title: Assistant Secretary
                                                   -----------------------------

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                                     - 57 -

                                            RETTER BUSINESS COLLEGE CORP.


                                            By:    /s/ John P. Graham
                                                   -----------------------------

                                            Title: Assistant Secretary
                                                   -----------------------------


                                            BANK OF AMERICA, N.A., ACTING
                                            THROUGH ITS CANADIAN BRANCH, AS
                                            CANADIAN ADMINISTRATIVE AGENT


                                            By:    /s/ Medina Sales de Andrade
                                                   -----------------------------

                                            Title: Assistant Vice-President
                                                   -----------------------------


                                            BANK OF AMERICA, N.A., ACTING
                                            THROUGH ITS CANADIAN BRANCH,
                                            AS A BANK


                                            By:    /s/ Nelson Lam
                                                   -----------------------------

                                            Title: Vice-President
                                                   -----------------------------

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                                     - 58 -

                                            BANK OF MONTREAL, AS A BANK


                                            By:    /s/ Ben Ciallella
                                                   -----------------------------

                                            Title: Vice President,
                                                   Asset Portfolio Management
                                                   -----------------------------